Exhibit 10.8

AIR Limited

RULES OF THE AIR

EMPLOYEE SHARE PLAN 2021

Directors’ adoption: 29 July 2021

Amended on 14 December 2021 and 26 January 2022

SLAUGHTER AND MAY

One Bunhill Row London EC1Y 8YY

Ref: PRL/AZUM

571931075

The AIR Employee Share Plan 2021

Introduction

An Award under the Plan can take the form of:

☐	an option - which is a right to acquire Shares during the Exercise Period for the Exercise Price (which can be nil, the Shares’ nominal value, or another set price); or

☐	a conditional award - which is a right to be given Shares automatically on Vesting (or, at the end of the Holding Period, if the Award is subject to a Holding Period).

Awards may be (but need not be) subject to: (a) one or more Performance Conditions; and/or (b) a post-Vesting Holding Period. Following Vesting or (if applicable) the end of the Holding Period, Awards will be satisfied by (i) the issue of new Shares to the Participant; (ii) the transfer of Shares or Treasury Shares to the Participant; or (iii) the transfer of the beneficial interest in the Shares to the Participant.

This introduction does not form part of the Plan rules.

Definitions

In these rules:

“Acquiring Company” has the meaning given in rule 8.3.1;

“Award” means a Conditional Award or an Option;

“Award Certificate” has the meaning given in rule 1.5.1;

“Award Date” means the date which the Committee specifies for the grant of an Award;

“Bonus” means any bonus earned by an Eligible Employee under any annual bonus plan operated by the Company or a Subsidiary;

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and Jersey;

“Committee” means, subject to rule 8.4, the remuneration committee of the board of directors of the Company, or any sub-committee or person duly authorised by it;

“Company” means AIR Limited (formerly known as UBOS Topco Limited), a company incorporated in Jersey with company number 129914;

“Conditional Award” means a conditional right to automatically receive Shares (or the beneficial interest in Shares) granted under the Plan;

“Control” means, in relation to a body corporate, the power of a person to secure by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate, or as a result of any powers conferred by the articles of association, or other document regulating that or any other body corporate, that the affairs of the first mentioned body corporate are conducted in accordance with the wishes of that person;

“Current Employee” means an individual who is a current employee (including an executive director) of the Company or any Subsidiary on the Award Date;

“Data Protection Laws” means any applicable laws relating to, or impacting on, the processing of information relating to living persons, including (to the extent applicable) the General Data Protection Regulation (Regulation (EU) 2016/679) (“GDPR”), GDPR as it forms part of UK domestic law by virtue of section 3 of the European Union (Withdrawal) Act 2018, the Data Protection Act 2018 and in each case together with all laws and regulations supplementing, amending or replacing the same in any EU Member State and the UK;

“Dealing Restrictions” means any restrictions relating to dealing in Shares imposed by statute, order, regulation or Government directive or any dealing code adopted by the Company;

“Deferred Bonus Award” means an Award granted in respect of a Bonus, a proportion of which the Committee has determined will be delivered in the form of a Conditional Award;

“Dividend Equivalent Payment” has the meaning given in rule 4.5;

“EBT” means an employee benefit trust established by a current or former Group Member for the benefit of (among others) the Group’s current and former employees and officers;

“Eligible Employee” means:

(i)
a Current Employee; or
(ii)
(in respect of a Deferred Bonus Award) a Former Employee;

“Exercise Period” means the period beginning on the Expected Release Date or, if there is no Holding Period, on the Expected Vesting Date, and ending on the tenth anniversary of the Award Date (unless the Committee determines a shorter period under rule 1.8.9);

“Exercise Price” means the amount per Share, if any, payable on the exercise of an Option;

“Expected Vesting Date” means the date specified under rule 1.8.6 on which the Award will normally Vest in accordance with the Plan rules;

“Expected Release Date” means the date specified under rule 1.8.7 on which the Award will normally be Released in accordance with the Plan rules;

“Former Employee” means an individual who has been, but is no longer, an employee (including an executive director) of the Company or any Subsidiary, and who has earned a Bonus;

“Group Member” means:

(i)
the Company;
(ii)
its Subsidiaries from time to time; and
(iii)
any other company which is associated with the Company and is so designated by the Committee,

and “Group” will be construed accordingly;

“Holding Period” means a period beginning on the Expected Vesting Date and ending on the Expected Release Date as determined by the Committee in accordance with rule 1.8.7;

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003, as amended from time to time;

“Listing Rules” means the rules relating to admission to the Official List, as amended from time to time; “London Stock Exchange” means the London Stock Exchange or any successor entity;

“Market Value” means:

(A)
if a Qualifying Listing has taken place, (i) the closing middle-market quotation (as quoted by Bloomberg or, if unavailable, an alternative reputable publication) of a Share on the Business Day before the relevant date or (ii) if the Committee so determines, such closing middle-market quotation for any other Business Day (or the average of such closing middle-market quotations for any Business Days) occurring before the relevant date, as the Committee may determine, provided that such Business Days do not fall within any period when Dealing Restrictions apply to the Participant in respect of the Award or the Shares subject to the Award, in each case on the stock exchange on which the Qualifying Listing occurred; or

(B)
if no Qualifying Listing has taken place, or if a Qualifying Listing has taken place and the Company has subsequently ceased to be listed on the relevant stock exchange, such value per Share as is calculated by reference to (i) the total number of Shares in issue as at 31 December of the previous calendar year and (ii) the equity value of the Company as at 31 December of the previous calendar year, as determined by Kingsway Capital’s alternative investment fund manager (or, at the Committee’s discretion, as determined by another financial adviser appointed by Kingsway Capital for the purposes of an independent valuation of the Company’s equity value);

“Official List” means the list maintained by the Financial Conduct Authority for the purposes of section 74(1) of the Financial Services and Markets Act 2000, as amended from time to time;

“Option” means a right to acquire Shares (or the beneficial interest in Shares) granted under the Plan for the Exercise Price;

“Option Exercise Date” has the meaning given in rule 4.2.2;

“Original Entitlements Forfeited” means, in relation to a Recruitment Award, any conditional or unconditional entitlements forfeited by an Eligible Employee as a result of the Eligible Employee leaving the Eligible Employee’s former employer;

“Participant” means a person holding an Award or that person’s personal representatives (or, in relation to rule 5, a person who has held an Award or that person’s personal representatives);

“Performance Conditions” means any performance conditions imposed under rule 1.3;

“Performance Period” means the period in respect of which the Performance Conditions are to be satisfied as determined by the Committee in accordance with rule 1.3;

“Plan” means the plan constituted by these rules known as “The AIR Employee Share Plan 2021” (formerly known as “The UBOS Topco Employee Share Plan 2021”), as amended from time to time;

“Pro-Rating Period” means:

(i)
subject to (iii) below, in relation to an Award subject to a Performance Condition, the Performance Period;
(ii)
subject to (iii) below, in relation to an Award which is not subject to a Performance Period, the period beginning on the Award Date and ending on the Expected Vesting Date;
(iii)
in relation to an Award which is a Recruitment Award, the period over which the Original Entitlements Forfeited would have been time pro-rated in accordance with their terms (had they not lapsed) or such other period as the Committee may determine on or before the Award Date;

“Qualifying Listing” means:

(A)
the admission of any part of the share capital of the Company or any holding company of the Company to the Official List becoming effective in accordance with paragraph

3.2.7G of the Listing Rules and such shares’ admission to trading on the London Stock Exchange’s main market for listed securities becoming effective in accordance with paragraph 2.1 of the Admission and Disclosure Standards of the London Stock Exchange; or

(B)
the grant of permission for dealings therein on AIM (a market of the London Stock Exchange); or

(C)
the admission of any part of the share capital of the Company or any holding company of the Company to listing on the New York Stock Exchange; or

(D)
the admission of any part of the share capital of the Company or any holding company of the Company to listing on any other stock exchange, where the Committee determines, acting reasonably, that constitutes a Qualifying Listing for the purposes of the Plan;

“Recovery Period” has the meaning given in rule 5.1;

“Recruitment Award” means an Award granted in connection with an Eligible Employee’s recruitment to the Company or one of its Subsidiaries to compensate the Eligible Employee for any Original Entitlements Forfeited;

“Release” means, in relation to an Award that is subject to a Holding Period:

(i)
in respect of a Conditional Award, the Participant becoming entitled to receive the Shares subject to that Conditional Award or the beneficial interest in those Shares; or
(ii)
in respect of an Option, the Participant becoming entitled to exercise that Option; or and “Released” will be construed accordingly;

“Release Date” means the date on which an Award is Released;

“Retained Portion” means the percentage of the Shares subject to an Award to be retained (or whose beneficial interest is to be retained) during the Holding Period and specified under rule 1.8.7 and, unless the Committee determines otherwise on or before the grant of an Award, the Retained Portion will be 100 per cent or, where any tax or social security contributions arise on the Vesting or exercise of an Award, the Shares remaining (or that would have remained) after the sale of sufficient Shares to meet such tax or social security contributions;

“Shares” means fully paid ordinary shares in the capital of the Company;

“Subsidiary” means a company:

(i)
in relation to which the Company (a) holds a majority of voting rights in it; or (b) is a shareholder of it and has the right to appoint a majority of its board of directors; or (c) is a shareholder of it and controls alone, or pursuant to an agreement with other shareholders, a majority of the voting rights in it; or

(ii)
which is a Subsidiary of a company (within the meaning of (i) above, mutatis mutandis) which is itself a Subsidiary of the Company;

“Summary Dismissal” means, in relation to a Participant:

(i)
the termination of the Participant’s employment with a Group Member in circumstances where that Group Member is entitled to terminate the Participant’s employment contract summarily without payment; or
(ii)
the termination of the Participant’s employment with a Group Member as a result of, or in connection with, any of the following reasons, regardless of whether or not the reason justifies the Participant’s summary dismissal under any applicable legislation:
a)
negligence causing material harm to the Group or a material part of it;
b)
dishonesty, wilful default or fraud;
c)
a breach of the Participant’s fiduciary duties to any member of the Group;
d)
conviction for a criminal offence (other than a road traffic offence for which a non-custodial sentence is imposed or a strict liability offence under planning legislation); or
e)
circumstances where the summary termination provisions of the Participant’s employment contract with any Group Member are applied in good faith and in accordance with their terms (where “summary termination provisions” means provisions pursuant to which the employer can terminate the Participant’s employment with immediate effect without any requirement to make a payment in lieu of notice);

“Treasury Shares” has the same meaning as under Article 1(1) of the Companies (Jersey) Law 1991; “Vest” means:

(i)
if the Award is subject to a Holding Period:
a)
in respect of a Conditional Award, the Participant becoming entitled to receive the Shares (or the beneficial interest in the Shares) which are subject to that Conditional Award on the Expected Release Date, subject to the Plan rules; or
b)
in respect of an Option, the Participant becoming entitled to exercise that Option during the Exercise Period, subject to the Plan rules; and
(ii)
if the Award is not subject to a Holding Period:
a)
in respect of a Conditional Award, the Participant becoming entitled to receive the Shares (or in the beneficial interest in the Shares) which are subject to that Conditional Award; or
b)
in respect of an Option, the Participant becoming entitled to exercise that Option; and “Vesting”, “Vested” and “Unvested” will be construed accordingly; and

“Vesting Date” means the date on which an Award Vests.

References in the Plan rules to any statutory provision are to that provision as amended or re-enacted from time to time (and any regulations made under it), and, unless the context otherwise requires, words in the singular will include the plural and vice versa.

1.
Grant of Awards

1.1
Eligibility

The Committee may, subject to any Dealing Restrictions, grant an Award to any Current Employee or Former Employee (including an executive director). An Award may only be granted to a Former Employee if the Award is a Deferred Bonus Award.

1.2
Timing of Award

An Award may not be granted on any date on which the grant of that Award would be contrary to any Dealing Restrictions.

1.3
Performance Conditions

1.3.1
When granting an Award which is not a Deferred Bonus Award, the Committee may make its Vesting conditional on the satisfaction of one or more conditions determined by the Committee linked to the performance of the Company.

1.3.2
Any Performance Conditions must be specified at the Award Date. The Committee may amend a Performance Condition either:

(i)
in accordance with its terms; or

(ii)
if any circumstances occur which cause the Committee to consider it appropriate,

provided that the Committee considers that any amended Performance Condition will not be materially less or more challenging to satisfy than the original condition would have been but for such circumstances occurring.

1.3.3
When the Committee grants an Award which is subject to one or more Performance Conditions, the Committee must also determine the Performance Period relating to such Performance Conditions.

1.4
Other conditions

1.4.1
The Committee may impose other conditions additional to the Plan rules on the Vesting and/or Release of an Award, provided that they are specified at the Award Date.

1.4.2
The Committee may waive or amend any such condition.

1.5
Award Certificate

1.5.1
Each Participant will receive a certificate (in such form as the Committee may determine) specifying the terms of an Award as soon as reasonably practicable after the Award Date (an “Award Certificate”). The Award Certificate may be the deed referred to in rule 1.8 or any other document determined by the Committee. The Award Certificate may be distributed in hard copy, by email or by any other electronic means. If any Award Certificate is lost or damaged the Company may replace it on such terms as it determines.

1.5.2
Unless the Committee determines otherwise, a Participant must, before a date determined by the Committee and notified to the Participant, agree in writing to be bound by the Plan rules and the terms of the Award Certificate. If the Participant does not do so, the Committee may determine that either:

(i)
the Award lapses; or

(ii)
the Award will not Vest until the Participant does so agree in writing.

1.6
No payment

A Participant is not required to pay for the grant of any Award.

1.7
Administrative errors

If the Committee purports to grant an Award which is inconsistent with rule 2, the Award will be limited and will take effect from the Award Date on a basis determined by the Committee to be consistent with that rule.

1.8
Terms of Awards

Awards must be granted by deed in such form as the Committee determines. The terms of the Award, as determined by the Committee, must be specified in the deed. These should include:

1.8.1
whether the Award is:

(i)
a Conditional Award; or

(ii)
an Option (and, if so, the Exercise Price);

or a combination of the above, and whether the Award is a Deferred Bonus Award or a Recruitment Award;

1.8.2
the number of Shares subject to the Award (which, in respect of a Deferred Bonus Award, will have an aggregate Market Value on the Award Date that is equal or equivalent to the value of the deferred amount of the relevant Bonus, rounded up or down (at the Committee’s discretion) to the nearest whole number of Shares);

1.8.3
the Award Date;

1.8.4
the Performance Conditions, if applicable;

1.8.5
any other condition imposed under rule 1.4;

1.8.6
the Expected Vesting Date (or, where relevant, a statement that the terms of Schedule 1 (Deferred Bonus Vesting Date) will apply);

1.8.7
whether a Holding Period applies and if it does, the Expected Release Date of the Award and the percentage of the Award that is the Retained Portion;

1.8.8
whether and on what basis rule 1.10 applies to the Award;

1.8.9
the Exercise Period, if applicable;

1.8.10
in relation to a Recruitment Award, the Pro-Rating Period;

1.8.11
whether the Award will be satisfied in cash in accordance with rule 4.6; and

1.8.12
whether the Participant will be entitled to receive a Dividend Equivalent Payment under rule 4.5.

1.9
Awards in tranches

The Committee may grant an Award in any number of tranches, where the terms (as referred to in rule 1.8) of each tranche are different. In these circumstances, the Plan rules will be interpreted as if each tranche was a standalone Award.

1.10
Post-tax holding of Shares

The Committee may determine on or before the grant of an Award that, except in the case of death, a Participant may not, without the prior consent of the Committee (and subject to such conditions as the Committee may impose), transfer, assign, charge or otherwise dispose of any Shares in respect of which the Award has Vested or any rights in respect of them until such date as the Committee determines. This rule 1.10 will apply whether or not a Participant ceases (or has ceased) to be employed by any Group Member (unless the Committee, in its absolute discretion, determines otherwise).

2.
Limits

2.1
Dilution limits

The nominal amount of Shares over which the Committee may grant Awards on any date will be limited so that it does not exceed the limits specified in rule 2.2, unless the Company’s board of directors, in its absolute discretion, determines otherwise. The limits specified in rule 2.2 only apply to Awards which are to be satisfied (directly or indirectly) by the issue of new Shares or the transfer of Treasury Shares.

2.2
5% and 10% in ten years

The limits are:

2.2.1
ten per cent. of the nominal amount of the Company’s equity share capital on the day preceding the Award Date less the aggregate of the nominal amounts of:

(i)
Shares allocated in respect of awards granted within the previous ten years under any employee share scheme;

(ii)
Shares remaining to be allocated in respect of awards granted on the same date or within the previous ten years under any employee share scheme; and

(iii)
Shares allocated on the same date or within the previous ten years under any employee share scheme otherwise than in respect of an award; and

2.2.2
five per cent. of the nominal amount of the Company’s equity share capital on the day preceding the Award Date less the aggregate of the nominal amounts of:

(i)
Shares allocated in respect of awards granted within the previous ten years under any executive share scheme;

(ii)
Shares remaining to be allocated in respect of awards granted on the same date or within the previous ten years under any executive share scheme; and

(iii)
Shares allocated on the same date or within the previous ten years under any executive share scheme otherwise than in respect of an award.

2.3
Interpretation

For the purposes of this rule 2:

2.3.1
“allocate” means the issue of new Shares or the transfer of Treasury Shares in satisfaction (directly or indirectly) of a person’s right under an award;

2.3.2
an “award” means any right to acquire or receive Shares whether conditional or unconditional and whether or not for payment;

2.3.3
an “employee share scheme” means any employees’ share scheme for employees of the Group which has been approved by the Company’s board of directors;

2.3.4
an “executive share scheme” means any scheme approved by the Company’s board of directors for senior employees and/or directors of the Group chosen at the discretion of the body administering the scheme;

2.3.5
no account will be taken of Shares acquired by an employee or former employee (or the personal representatives of such a person) where the Shares are acquired for a price equal to their market value at or about the date of acquisition and the cost of those Shares is borne by (or by the estate of) the employee or former employee;

2.3.6
no account will be taken of awards which are relinquished or lapse;

2.3.7
subject to rule 2.3.8, no account will be taken of an award if and to the extent to which the Committee considers that it will be satisfied by the transfer of existing Shares other than Treasury Shares or cash;

2.3.8
any Shares allocated or remaining to be allocated to the trustee of any trust which were used or which are to be used to satisfy awards granted under an employee share scheme will only be treated as having been allocated or as remaining to be allocated in respect of those awards;

2.3.9
account will only be taken of Treasury Shares for so long as this is required under institutional shareholder guidelines; and

2.3.10
where an award was granted in consideration of the release by an individual holding an award previously granted to that individual under an employee share scheme, then the earlier award will be ignored and the later award will be deemed to have been granted at the same time as the earlier award.

2.4
Multiple related awards

Where an individual is granted two awards on terms that the exercise, vesting or release of one will automatically result in a reduction to the extent to which the other may be exercised, vest or be released and vice versa, then for the purposes of this rule 2 it will only be necessary to take into account that number of Shares which could be acquired in respect of those awards having regard to those terms.

2.5
Adjustments for variation of share capital

The Committee may adjust the limits specified in rule 2.2 in the event of a variation of the equity share capital of the Company.

3.
Vesting and Release of Awards

3.1
Timing of Vesting and Release

3.1.1
Subject to rules 6 and 8, an Award will Vest on the latest of the following:

(i)
in respect of an Award which is not a Deferred Bonus Award, the date on which the Committee makes its determination under rule 3.3 of the extent to which Awards will Vest;

(ii)
in respect of an Award which is a Deferred Bonus Award, the date on which the Committee makes its determination of the extent to which any conditions imposed under rule 1.4 have been satisfied;

(iii)
the Expected Vesting Date;

(iv)
the date on which the Committee determines that any investigation ongoing on the Expected Vesting Date into the conduct or actions of any Participant or any Group Member in connection with the Award has been completed and that it does not wish to undertake any action specified in rule 5 in respect of such investigation;

(v)
in the case of a Conditional Award which is not subject to a Holding Period, the date on which the Participant enters into arrangements satisfactory to the Committee to discharge the Participant’s obligations under rule 4.7; and

(vi)
the date on which any Dealing Restrictions which would prevent dealing by the Participant in the Shares subject to the Award on the dates specified above cease to apply.

3.1.2
Subject to rules 6 and 8, an Award subject to a Holding Period will then be Released on the latest of the following:

(i)
the Expected Release Date;

(ii)
the date on which the Committee determines that any investigation ongoing on the Expected Release Date into the conduct or actions of any Participant or any Group Member in connection with the Award has been completed and that it does not wish to undertake any action specified in rule 5 in respect of such investigation;

(iii)
in the case of a Conditional Award, the date on which the Participant enters into arrangements satisfactory to the Committee to discharge the Participant’s obligations under rule 4.7; and

(iv)
the date on which any Dealing Restrictions which would prevent dealing by the Participant in the Shares subject to the Award on the dates specified above cease to apply.

3.2
Determination of Performance Conditions and other conditions

3.2.1
Subject to rule 3.2.2 below, as soon as reasonably practicable after the end of the Performance Period, the Committee will determine whether and to what extent any Performance Conditions and any other conditions imposed under rule 1.4 have been satisfied.

3.2.2
Where the Award Vests under rule 6 or 8, the Committee will have the absolute discretion to determine the extent to which the Performance Conditions have been satisfied either:

(i)
up to the date the Participant ceases to be an employee of the Group (where rule 6 applies, and as defined under rule 6.5) or the date on which the relevant corporate event occurs (where rule 8 applies), measured against the most recent information available or information to become shortly available to the Committee at that time, as determined by the Committee; or

(ii)
over the full Performance Period, having regard to actual or projected performance.

3.3
Extent of Vesting

3.3.1
In respect of any Award which is not a Deferred Bonus Award, the Committee will determine the extent to which an Award will Vest, taking into account:

(i)
the extent to which any Performance Conditions and any other conditions imposed under rule 1.4 have been satisfied;

(ii)
the underlying performance of the Company and the Participant;

(iii)
such other factors as the Committee may, in its absolute discretion, consider relevant; and

(iv)
if the Award is Vesting under rule 6 or 8, unless the Committee determines otherwise, the proportion of the Pro-Rating Period that has elapsed on the date the Participant ceases to be an employee of the Group (where rule 6 applies, and as defined under rule 6.5) or the date on which the relevant corporate event occurs (where rule 8 applies).

3.3.2
If an Award Vests under rule 6.3 or 8 after the Participant has ceased to be an employee of the Group in accordance with rule 6.2, the factors specified in rules 3.3.1(i) and 3.3.1(iv) will, unless the Committee determines otherwise, be assessed by reference to the period ending on the date the Participant has ceased to be an employee of the Group (as defined under rule 6.5).

3.3.3
To the extent the Committee determines in accordance with rule 3.3.1 that an Award will not Vest it will lapse immediately.

3.3.4
If an Award lapses under any provision of the Plan it cannot subsequently Vest or be Released and a Participant has no rights in respect of it.

3.4
Section 431 elections

Each Participant who is or is likely to be tax resident in the UK on the Release Date or Option Exercise Date (as appropriate) irrevocably agrees to enter into an agreement or joint election under section 431(1) or section 431(2) of ITEPA in respect of any Shares the Participant may acquire under an Award, if required to do so by any Group Member on or before:

3.4.1
in the case of a Conditional Award, the Release Date (or, if the Award is not subject to a Holding Period, its Vesting Date); and

3.4.2
in the case of an Option, the Option Exercise Date.

4.
Consequences of Vesting and Release of Awards

4.1
Conditional Awards

Subject to rules 4.7 and 11.8 and any Dealing Restrictions, the Company will, within 30 days of the Release Date of a Conditional Award (or, if no Holding Period applies, its Vesting Date):

4.1.1
arrange for the transfer (including a transfer out of treasury) of, or issue to the Participant the number of Shares in respect of which the Award has Vested or which represents the Retained Portion (as appropriate); or

4.1.2
(at its discretion) arrange for the transfer to the Participant of the beneficial interest in the number of Shares in respect of which the Award has Vested or which represents the Retained Portion (as appropriate), with the legal title to those Shares being held by the trustee of an EBT (or by another nominee) as nominee on behalf of the Participant on such terms as the Company and trustee (or nominee) may agree.

4.2
Options

4.2.1
A Participant may, subject to any Dealing Restrictions, exercise an Option at any time during the Exercise Period (or, where rule 6 or 8 applies, any exercise period provided for under those rules) by:

(i)
giving notice in the prescribed form to the Company or any person nominated by the Committee;

(ii)
enclosing the relevant Award Certificate (if required by the Committee); and

(iii)
unless the Exercise Price is nil, paying to the Company the Exercise Price for each Share in respect of which the Option is exercised (or giving an undertaking in a form acceptable to the Committee to make that payment).

4.2.2
Unless the Committee determines otherwise, the “Option Exercise Date” will be the date of receipt by the Company or its duly appointed agent of the notice (and, if relevant, the Award Certificate, payment and/or undertaking) referred to in rule 4.2.1. However, if notice of the exercise of an Option is received at a time when:

(i)
any Dealing Restrictions would prohibit the exercise of Options by the Participant, the Option Exercise Date will be the first Business Day when such Dealing Restrictions cease to apply; or

(ii)
the Participant has not entered into arrangements satisfactory to the Committee to discharge the Participant’s obligations under rule 4.7, the Option Exercise Date will be the first Business Day when such arrangements come into force.

4.2.3
Subject to rules 4.7 and 11.8 and any Dealing Restrictions, the Company will, within 30 days of the Option Exercise Date:

(i)
arrange for the transfer (including a transfer out of treasury) of, or issue to the Participant the number of Shares in respect of which the Option has been exercised; or

(ii)
(at its discretion) arrange for the transfer to the Participant of the beneficial interest in the number of Shares in respect of which the Option has been exercised, with the legal title to those Shares being held by the trustee of an EBT (or by another nominee) as nominee on behalf of the Participant on such terms as the Company and trustee (or nominee) may agree.

4.3
Lapse of Options

The Option will lapse to the extent that it has not been exercised at the end of the Exercise Period, unless it lapses earlier in accordance with the Plan rules. However, the Committee may permit a Participant to exercise Options within any period it determines that is longer than the periods permitted for exercise specified in the Plan rules.

4.4
Rights

Shares issued or transferred to a Participant on the exercise of an Option or the Vesting or Release of a Conditional Award will rank equally in all respects with the Shares in issue at the point of issue or transfer, except as specified in the Plan rules. They will not rank for any rights attaching to Shares by reference to a record date before the date of issue or transfer. Where Shares are transferred (including a transfer out of treasury) to a Participant on the exercise of an Option or the Vesting or Release of a Conditional Award, the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date.

Where the beneficial interest of Shares is transferred to a Participant on the exercise of an Option or the Vesting or Release of a Conditional Award, with the legal title to those Shares being held by the trustee of an EBT (or by another nominee) as nominee on behalf of the Participant, the rights attaching to the Shares will be exercisable by the Participant or the trustee/nominee (as appropriate) in accordance with the terms applicable to the relevant EBT or nominee arrangements, as agreed between the Company and trustee or nominee (as appropriate).

4.5
Dividend Equivalent Payment

4.5.1
If the Committee so determines in accordance with rule 1.8.12, an Award will include the right to receive, subject to rule 4.7, an amount (a “Dividend Equivalent Payment”) equal in value to the dividends which would have been payable on the number of Shares in respect of which an Award Vests in relation to dividends the record dates for which fall during the period beginning on the Award Date and ending on:

(i)
the Release Date; or

(ii)
if there is no Holding Period, the Vesting Date.

4.5.2
The amount of any Dividend Equivalent Payment will be paid in Shares unless the Committee determines it will be paid (in full or in part) in cash. Any Dividend Equivalent Payment will be paid to any relevant Participant as soon as reasonably practicable after the delivery of Shares under rule 4.1 or, in the case of an Option, after exercise.

If the Dividend Equivalent Payment is to be paid in Shares, this may be satisfied by the Committee arranging for the transfer to the Participant of the beneficial interest in the relevant number of Shares, with the legal title to those Shares being held by the trustee of an EBT (or by another nominee) as nominee on behalf of the Participant on such terms as the Company and trustee (or nominee) may agree.

4.5.3
The Committee may determine that the Dividend Equivalent Payment will assume the re-investment of such Dividend Equivalent Payment on such basis as the Committee determines.

4.5.4
The Committee may at any time determine to disapply this rule 4.5 in relation to all or part of a special dividend or dividend in specie which may otherwise be covered by this rule 4.5.

4.6
Alternative ways to satisfy Awards

4.6.1
The Committee may determine to satisfy all or part of a Conditional Award or Option by paying a cash amount (subject to rule 4.7). For a Conditional Award, the cash amount must be equal to the Market Value of the relevant Shares on the Release Date (or if the Award is not subject to a Holding Period, its Vesting Date). For an Option, the cash amount must be equal to the Market Value of the relevant Shares on the Option Exercise Date (less any Exercise Price applicable to the Option, unless the Participant has made other arrangements in a form acceptable to the Committee to pay the Exercise Price). The Company may determine that Awards will be satisfied in cash on grant in accordance with rule 1.8.11 or at any time subsequently.

4.6.2
In order to ensure that Participants do not count towards the 30 shareholder limit set out under Article 17(2)(a) of the Companies (Jersey) Law 1991, any Award which:

(i)
is granted to a Participant who is a Former Employee on the Award Date; or

(ii)
is a Conditional Award, and is Released (or if the Award is not subject to a Holding Period, Vests) on or after the Participant’s death or the Participant ceasing to be an employee of the Group; or

(iii)
is an Option, and is exercised on or after the Participant’s death or the Participant ceasing to be an employee of the Group,

will be satisfied in cash in accordance with rule 4.6.1, unless:

(a)
the Participant or the Participant’s personal representative only receives the beneficial interest in the number of Shares in respect of which the Award has Vested, with the legal title to those Shares being held by the trustee of an EBT (or by another nominee) as nominee on behalf of the Participant; or

(b)
in circumstances other than the death of the Participant, the Participant already held legal title in other Shares at a time when they were employed by a member of the Group, and has continued to be a shareholder in the Company since ceasing to be an employee of the

Group and until they become entitled to receive the Shares subject to the relevant Award (on Vesting, Release or exercise, as appropriate).

4.7
Withholding

Any current or former Group Member or the trustee of any EBT may (to the extent permitted by law) make such arrangements as it considers necessary to meet any liability to taxation, duties, social security contributions or other amounts in respect of an Award or otherwise in connection with a person’s participation in the Plan, whether the liability is a liability of, or is payable by, the Participant, a Group Member or the trustee. These arrangements may include a reduction in the number of Shares subject to an Award and/or the exercise of an Option on behalf of the Participant and/or the sale on behalf of the Participant of any of the Shares to which the Participant is entitled under the Plan and the retention of the sale proceeds to meet the liability. References to social security contributions include anything in any jurisdiction which, in the Committee’s opinion, is reasonably comparable to social security contributions.

The Participant authorises the Company to sell on the Participant’s behalf sufficient Shares subject to the Award to discharge any liability to taxation, duties or social security contributions arising in connection with that Award that any current or former Group Member is required to withhold and any related costs associated with that sale. In facilitating such a sale, the Company may appoint a broker of its choosing.

5.
Recovery of Awards

5.1
Length of Recovery Period

5.1.1
The period during which the Committee may undertake any of the actions specified in rules 5.3, 5.4 and 5.5 (the “Recovery Period”) will, subject to rule 5.1.2, be the period of five years beginning on the Award Date (unless the Award is a Deferred Bonus Award, in which case the Recovery Period will be the period of three years beginning on the Award Date).

5.1.2
If an investigation into the conduct or actions of any Participant or any Group Member has started before, but has not been completed by, the end of the Recovery Period, the Committee may, in its absolute discretion, determine that the provisions of rules 5.3, 5.4 and 5.5 may be applied to an Award until such later date as the Committee may determine to allow that investigation to be completed and for the Committee to consider its findings and determine whether it wishes to undertake any action specified in rules 5.3, 5.4 and 5.5.

5.2
Recovery triggers

5.2.1
Notwithstanding any other rule of the Plan, if at any time before the end of the Recovery Period there are, in the opinion of the Committee, exceptional circumstances, the Committee may, on such basis as it considers in its absolute discretion to be fair, reasonable and proportionate, undertake any of the actions specified in rules 5.3, 5.4 and 5.5. Such exceptional circumstances include (without limitation):

(i)
a material misstatement in the published results of the Company or the Group or any Group Member;

(ii)
an error in assessing any applicable Performance Conditions, the amount of any Bonus or the number of Shares subject to an Award (as applicable to the Award);

(iii)
the assessment of any applicable Performance Conditions, the determination of any Bonus and/or the determination of the number of Shares subject to an Award (as applicable to the Award) being based on inaccurate or misleading information;

(iv)
misconduct on the part of the Participant concerned;

(v)
where, as a result of an appropriate review of accountability, the Committee determines that the Participant has caused wholly or in part a material loss for the Group as a result of:

(a)
reckless, negligent or wilful actions or omissions; or

(b)
inappropriate values or behaviour;

(vi)
a Group Member is censured by a regulatory body or suffers, in the Committee's opinion, a significant detrimental impact on its reputation, provided that the Committee determines that, following an appropriate review of accountability, the Participant was responsible for, or had management oversight over, the actions, omissions or behaviour that gave rise to that censure or detrimental impact;

(vii)
a breach by the Participant of any restrictive, confidentiality or non-disparagement covenants or other similar undertakings, whether contained in the Participant’s employment contract and/or settlement agreement and/or any other agreement between the Participant and a Group Member; or

(viii)
the Company or entities representing a material proportion of the Group becomes insolvent or otherwise suffers a corporate failure so that ordinary shares in the Company cease to have material value, provided that the Committee determines, following an appropriate review of accountability, that the Participant should be held responsible (in whole or in part) for that insolvency or failure.

5.2.2
References to Group Members include references to former Group Members.

5.3
Malus

5.3.1
The Committee may, in its absolute discretion, at any time during the Recovery Period:

(i)
cancel, or reduce the number of Shares subject to, an Award; and/or

(ii)
impose additional conditions on an Award.

5.3.2
If an Award is cancelled or reduced in accordance with rule 5.3.1, that Award will be treated (to the relevant extent) as having lapsed.

5.3.3
The Company must notify the Participant as soon as reasonably practicable after the Committee has taken any action in accordance with rule 5.3.1.

5.4
Clawback

5.4.1
Subject to 5.4.2, the Committee may, in its absolute discretion, at any time during the Recovery Period require the Participant to transfer to the Company (or the trustee of any EBT, if required by the Company):

(i)
all or some of the Shares acquired under the Award; or

(ii)
a cash payment in respect of all or some of the Shares acquired under the Award.

5.4.2
Where the beneficial interest of Shares is transferred to a Participant on the exercise of an Option or the Vesting or Release of a Conditional Award, with the legal title to those Shares being held by the trustee of an EBT (or by another nominee) as nominee on behalf of the Participant, instead of exercising its rights under rule 5.4.2, the Committee may, in its absolute discretion, at any time during the Recovery Period, require the Participate to transfer the beneficial interest which they hold in all or some of the Shares acquired under the Award to such recipient as the Committee may determine.

5.4.3
In determining the number of Shares to be transferred and/or the cash payment to be made in accordance with rule 5.4.1 or the number of Shares in respect of which beneficial interest is to be transferred in accordance with rule 5.4.2, the Committee will take into account the amount of tax and social security contributions actually paid (or due to be paid) by the Participant in respect of the acquisition of the relevant Shares under the Award and whether, in its opinion, the Participant can claim relief from any such tax and social security contributions.

5.5
Recovery mechanisms

5.5.1
In place of requiring the Participant to take the action referred to in rule 5.4, the Committee may, in its absolute discretion, during the Recovery Period:

(i)
reduce the amount of any future payments in connection with the Plan or under discretionary bonus plans or other incentive arrangements;

(ii)
reduce the number of Shares that would become available to the relevant Participant upon the vesting of any unvested share award granted under any employee share plan operated by the Company or any Group Member and held by the relevant Participant; and/or

(iii)
reduce the number of shares over which a vested but unexercised share award granted under any employee share plan operated by the Company or any Group Member and held by the relevant Participant may be exercised, on such basis that the Committee considers in its absolute discretion to be fair, reasonable and proportionate.

5.5.2
The Committee may take any action referred to in rule 5.3.1 to give effect to the operation of any withholding or recovery provisions similar to this rule 5 in any employee share plan operated by the Company or any Group Member, discretionary bonus plan or other incentive arrangement operated by a Group Member.
6.
Leaving the Group

6.1
General rule on leaving employment

6.1.1
The terms of this rule 6.1 and rules 6.2 and 6.4 will not apply to an Award granted to a Participant who is a Former Employee on the Award Date.

6.1.2
Unvested Awards will lapse on the date the Participant ceases to be an employee of the Group unless rule 6.2, 6.3 or 6.4 applies.

6.1.3
If a Participant ceases to be an employee of the Group during any Holding Period applicable to a Vested Award for any reason other than Summary Dismissal, it will, subject to rules 6.1.4, 6.2.6, 6.3 and 8, be Released on the Expected Release Date. Any Awards structured as Options may, subject to rule 8, be exercised for a period of 12 months beginning on the Expected Release Date, after which time they will lapse. Any such Awards will be satisfied in cash if so required by rule 4.6.2.

6.1.4
If a Participant ceases to be an employee of the Group during any Holding Period applicable to a Vested Award for any reason other than Summary Dismissal, the Committee may determine that it will, subject to rule 6.2.6, be Released on the date of the Participant’s cessation of employment (or such other date before the Expected Release Date as the Committee may determine). Any Awards structured as Options may, subject to rule 8, be exercised for a period of 12 months beginning on the date of the Participant’s cessation of employment (or such other date before the Expected Release Date as the Committee may determine), after which time they will lapse. Any such Awards will be satisfied in cash if so required by rule 4.6.2.

6.1.5
If a Participant ceases to be an employee of the Group, for any reason other than Summary Dismissal, holding Vested Options which are not or are no longer subject to a Holding Period, they may, subject to rules 6.2.6 and 8, be exercised for a period of 12 months beginning on the date of the Participant’s cessation of employment, after which time they will lapse. Any such Awards will be satisfied in cash if so required by rule 4.6.2.

6.1.6
If a Participant ceases to be an employee of the Group because of Summary Dismissal, all the Participant’s Awards (whether Vested or not) lapse.

6.2
Leaving as a “good leaver” - Unvested Awards

6.2.1
If a Participant ceases to be an employee of the Group because of:

(i)
ill-health, injury or disability, in each case evidenced to the satisfaction of the Committee;

(ii)
retirement with the agreement of the Committee;

(iii)
the Participant’s employing company ceasing to be under the Control of the Company;

(iv)
a transfer of the undertaking, or the part of the undertaking, in which the Participant works to a person which is neither under the Control of the Company nor a Group Member; or

(v)
any other reason, at the discretion of the Committee,

then an Unvested Award which is not a Deferred Bonus Award will, subject to rules 6.2.2, 6.2.6, 6.3 and 8, Vest on the date determined in accordance with rule 3.1 to the extent determined in accordance with rule 3.3. Any such Awards will be satisfied in cash if so required by rule 4.6.2. Rule 6.2.7 will apply in respect of an Unvested Award which is a Deferred Bonus Award.

6.2.2
If a Participant ceases to be an employee of the Group for one of the reasons specified in rules 6.2.1(i) to 6.2.1(v), the Committee may, in its absolute discretion, determine that an Unvested Award which is not a Deferred Bonus Award will Vest on the date of the Participant’s cessation of employment (or such other date before the Expected Vesting Date as the Committee may determine) to the extent determined in accordance with rule 3.3. Any such Awards will be satisfied in cash if so required by rule 4.6.2.

6.2.3
Where the determination as to whether a Participant has ceased to be an employee of the Group for one of the reasons specified in rules 6.2.1(i) to 6.2.1(v) depends on a decision of the Committee, it may, in its absolute discretion, delay such decision until the date determined in accordance with rule 3.1 and base its decision on all relevant circumstances (including, without limitation, the achievement of any applicable Performance Conditions over the Performance Period, whether the Participant has complied with any applicable restrictive covenants and/or, if the Participant retired from the Group, whether the Participant has remained in retirement).

6.2.4
The Award will remain subject to any Holding Period after it Vests, unless the Committee, in its absolute discretion, determines otherwise.

6.2.5
Awards structured as Options may then (to the extent Vested and subject to rule 8) be exercised for a period of 12 months beginning on:

(i)
if the Award is subject to a Holding Period, the Expected Release Date (or such other date as the Committee may determine in accordance with rule 6.2.4); and

(ii)
if the Award is not subject to a Holding Period, the Expected Vesting Date, unless rule 6.2.2 applies, when the 12 month period will begin on the date determined by the Committee in accordance with that rule, after which time, they will lapse. Any such Awards will be satisfied in cash if so required by rule 4.6.2.

6.2.6
If a Participant ceases to be an employee of the Group for one of the reasons specified in rules 6.2.1(iii) or 6.2.1(iv), the Committee may determine that:

(i)
an Unvested Award will not Vest under rule 6.2.1;

(ii)
a Vested Award subject to a Holding Period will not be Released under rule

6.1.3; and

(iii)
a Vested Option will not lapse under rule 6.1.5 but will be automatically exchanged under rule 9.
6.2.7
If a Participant ceases to be an employee of the Group for one of the reasons specified in rules 6.2.1(i) to 6.2.1(v), an Unvested Award which is a Deferred Bonus Award will, subject to rule 6.2.6, lapse and, subject to rules 1.4 and 4.7, the Participant will be entitled to receive a cash sum equivalent to the higher of:

(i)
the original cash value of the deferred amount of the relevant Bonus; and

(ii)
the Market Value of the Shares subject to the Deferred Bonus as at the cessation date.

6.3
Death

6.3.1
In respect of an Award which is not a Deferred Bonus Award, if a Participant dies:

(i)
an Unvested Award will Vest on the date of the Participant’s death to the extent determined in accordance with rule 3.3;

(ii)
a Vested Award subject to a Holding Period will be Released on the date of the Participant’s death; and

(iii)
any Awards structured as Options may then (to the extent Vested and subject to rule 8) be exercised for a period of 12 months beginning on the date of the Participant’s death, after which time they will lapse.

6.3.2
Alternatively, the Committee may, in its absolute discretion, determine that an Unvested Award which is not a Deferred Bonus Award will Vest, subject to rule 8, on the date determined in accordance with rule 3.1 (and an Vested Award subject to a Holding Period will, subject to rule 8, be Released on the Expected Release Date), in which case the provisions in rule 6.2 will apply mutatis mutandis, except that Unvested Awards will not be subject to a Holding Period (unless the Committee, in its absolute discretion, determines otherwise).

6.3.3
If a Participant dies and holds an Unvested Award which is a Deferred Bonus Award, that Award will lapse and, subject to rules 1.4 and 4.7, the Participant will be entitled to receive a cash sum equivalent to the higher of:

(i)
the original cash value of the deferred amount of the relevant Bonus; and

(ii)
the Market Value of the Shares subject to the Deferred Bonus as at the date of the Participant’s death.

6.3.4
Any Awards which Vest, are Released or are exercised pursuant to this rule 6.3 will be satisfied in cash if so required by rule 4.6.2.

6.4
Deferred Bonus Awards - Unvested Awards in other situations

If a Participant holding an Unvested Award which is a Deferred Bonus Award ceases to be an employee of the Group other than:

6.4.1
for one of the reasons specified in rules 6.2.1(i) to 6.2.1(v);

6.4.2
due to their death; and

6.4.3
because of Summary Dismissal,

that Award will lapse and, subject to rules 1.4 and 4.7, the Participant will be entitled to receive a cash sum equivalent to the original cash value of the deferred amount of the relevant Bonus.

6.5
Meaning of “ceasing to be an employee of the Group”

For the purposes of rule 3 and this rule 6, a Participant will not be treated as ceasing to be an employee of the Group until the Participant is no longer an employee of at least one Group Member and does not recommence employment with a Group Member within 7 days, unless the Committee determines that a Participant will be treated as ceasing to be an employee of the Group on the date that the Participant gives or receives notice of termination of employment.

If a Participant ceases to be an employee of the Group but remains a director of a Group Member, the Committee may determine that, for the purposes of rule 3, that Participant will not be treated as ceasing to be an employee of the Group until that Participant also ceases to be a director of that Group Member.

7.
Adjustment of Awards

7.1
Power to adjust

If there is:

7.1.1
a variation of the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital;

7.1.2
a demerger (in whatever form);

7.1.3
a special dividend or distribution; or

7.1.4
any other transaction which will, in the Committee’s opinion, materially affect the value of Shares,

the Committee may adjust the number or class of Shares subject to, and the Exercise Price of, an Award as it considers appropriate.

7.2
Notice

The Company will notify Participants of any adjustment made under this rule Error! Reference source not found.7 as soon as reasonably practicable thereafter.

8.
Takeovers and corporate events

8.1
Takeovers

Subject to rule 8.3, where:

8.1.1
a person (or a group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire Shares (other than in connection with a Qualifying Listing);

8.1.2
a person (or a group of persons acting in concert) having obtained Control of the Company makes an offer to acquire all the Shares that person does not already own; or

8.1.3
a court sanctions a compromise or arrangement in connection with the acquisition of Shares pursuant to which a person (or a group of persons acting in concert) obtains Control of the Company (other than in connection with a Qualifying Listing);

then:

(i)
an Unvested Award will Vest (to the extent determined in accordance with rule

3.3 if the Award is not a Deferred Bonus Award, and subject to rule 1.4 if the Award is a Deferred Bonus Award); and

(ii)
a Vested Award subject to a Holding Period will be Released on the Effective Date.

8.1.4
For the purposes of this rule 8.1:

(i)
the “Effective Date” will be:

(a)
where rule 8.1.1 or 8.1.2 applies, the offer becoming unconditional in all respects; and

(b)
where rule 8.1.3 applies, the date that such compromise or arrangement comes into effect unless the Committee determines that an alternative date should apply, and

(ii)
“person” and “persons” shall include any bona fide third-party purchaser that is neither: (i) the legal or beneficial holder or holders of at least one per cent of the Shares as at the date on which the Plan is adopted by the Company’s board of directors; or (ii) a person or persons acquiring Shares such that the ultimate beneficial ownership of those Shares does not change;

8.1.5
Any Award structured as an Option (whether it Vested or was Released under this rule 8.1 or otherwise) may be exercised for a period of one month beginning on the Effective Date, after which time it will lapse.

8.2
Winding-up, demergers or other corporate events

If a resolution is passed or an order is made for the winding-up of the Company or the Committee becomes aware that the Company is or is expected to be affected by:

8.2.1
a variation of the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital;

8.2.2
a demerger (in whatever form);

8.2.3
a special dividend or distribution; or

8.2.4
any other transaction,

which, in the Committee’s opinion, would materially affect the value of Shares, the Committee may determine:

(i)
that an Unvested Award will Vest (to the extent determined in accordance with rule 3.3 if the Award is not a Deferred Bonus Award, and subject to rule 1.4 if the Award is a Deferred Bonus Award); and/or

(ii)
that a Vested Award subject to a Holding Period will be Released; and

(iii)
the period of time during which an Option may be exercised, after which time it will, unless the Committee determines otherwise, lapse.

8.3
Exchange

In the event that:

8.3.1
a company (the “Acquiring Company”) is expected to obtain Control of the Company as a result of an offer referred to in rule 8.1.1 or 8.1.2 or a compromise or arrangement referred to in rule 8.1.3 (ignoring the requirements of rule 8.1.4(ii) for the purposes of this rule 8.3); and

8.3.2
either:

(i)
substantially all the shares in the Acquiring Company are expected to be held by the same persons who immediately before the obtaining of Control of the Company were shareholders in the Company; or

(ii)
the Committee determines that Awards should be automatically exchanged then the Committee, with the consent of the Acquiring Company, may determine before the obtaining of such Control that:

a)
an Unvested Award will not Vest under rule 8.1.3(i);

b)
a Vested Award subject to a Holding Period will not be Released under rule 8.1.3(ii); and

c)
a Vested Option will not lapse under rule 8.1.5 but will be automatically exchanged under rule 9.
8.4
Committee

In this rule 8, “Committee” means those people who were members of the Committee immediately before the Effective Date.

9.
Exchange of Awards

9.1
Timing of exchange

Where an Award is to be exchanged under rule 6.2.6 or 8.3 the exchange will take place as soon as reasonably practicable after the relevant event.

9.2
Exchange terms

Where a Participant is granted a new award in exchange for an existing Award, the new award:

9.2.1
must confer a right to acquire shares (or the beneficial interest in shares) in the company that employs the Participant or another body corporate associated with that employing company;

9.2.2
must be, so far as practicable in the Committee’s opinion, equivalent to the existing Award;

9.2.3
is treated as having been acquired at the same time as the existing Award and, Vests and is Released in the same manner and at the same time;

9.2.4
is governed by the Plan as if references to Shares were references to the shares over which the new award is granted and references to the Company were references to the company over whose shares the new award is granted under rule 9.2.1.
10.
Terms of employment

10.1
Scope

For the purposes of this rule 10, “Employee” means any employee of a Group Member. This rule 10 applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful.

10.2
Awards separate from employment contract

Nothing in the Plan rules or the operation of the Plan forms part of the contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Employee’s employer are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.

10.3
Employee rights

No Employee has a right to participate in the Plan. Participation in the Plan or the grant of Awards on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Awards on the same basis, or at all, in any future year.

10.4
Exercise of discretion

The terms of the Plan do not entitle the Employee to the exercise of any discretion in the Employee’s favour.

10.5
Rights to compensation

No Employee has any right to compensation for any loss in relation to the Plan, including any loss in relation to:

10.5.1
any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

10.5.2
any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision; or

10.5.3
the operation, suspension, termination or amendment of the Plan.

10.6
Plan participation

Participation in the Plan is permitted only on the basis that an Employee accepts all the provisions of the Plan rules, including this rule. By participating in the Plan, any Participant waives all rights under or in connection with the Plan, other than the right to acquire Shares (or a cash equivalent) subject to and in accordance with the express terms of the Plan and any Performance Conditions or other conditions applicable to their Award, in consideration for, and as a condition of, the grant of the Award.

10.7
Third party rights

Nothing in the Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan. This does not affect any other right or remedy of a third party which may exist.

11.
General

11.1
Rights

A Participant will not be entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to an Award until (where appropriate) the Participant has received the underlying Shares as a result of the Vesting or Release of a Conditional Award or the exercise of an Option.

11.2
Transfer

A Participant may not transfer, assign or otherwise dispose of an Award or any rights in respect of it. If the Participant does, whether voluntarily or involuntarily, then it will immediately lapse. This rule 11.2 does not apply to the transmission of an Award on the death of a Participant to the Participant’s personal representatives.

11.3
Not pensionable

None of the benefits received under the Plan is pensionable.

11.4
Committee’s decisions final and binding

The decision of the Committee on the interpretation of the Plan or in any dispute relating to an Award or matter relating to the Plan will be final and conclusive.

11.5
Documents sent to shareholders

The Company may (but is not obliged to) send to Participants copies of any documents or notices normally sent to the holders of its Shares.

11.6
Regulations

The Committee has the power from time to time to make or vary regulations for the administration and operation of the Plan but these must be consistent with its rules.

11.7
Data protection

11.7.1
During the Participant’s participation in the Plan, the Company will have access to and process, or authorise the processing of, personal data (as defined in the applicable Data Protection Act Laws) held and controlled by any Group Member and relating to employees or customers of any Group Member, or other individuals. Each Group Member will comply with the terms of any applicable Data Protection Laws, and the Company’s data protection policies issued from time to time, in relation to such data.

11.7.2
Any Group Member and its employees and agents may from time to time hold, process and disclose Participants’ personal data in accordance with the terms of the employee share plan privacy notice, the employee privacy notice and the data protection policy in force from time to time.

11.8
Consents

All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in Jersey or elsewhere. The Participant will be responsible for complying with any requirements the Participant needs to fulfil in order to obtain or avoid the necessity for any such consent.

11.9
Listing

If and so long as the Shares are listed on the Official List and traded on the London Stock Exchange, the Company will apply for listing of any Shares issued under the Plan as soon as reasonably practicable.

11.10
Enforceability of provisions

By accepting an Award, the Participant agrees that:

11.10.1
the Plan rules (and in particular rule 5) are fair and reasonable for the protection of the Company's interests;

11.10.2
if it should be found that any Plan rule is void as a result of going beyond what is fair and reasonable in all the circumstances, and if by deleting or amending part of the wording of that rule it would not be void, the rule will apply with such deletion and/or amendment as may be necessary to make it valid and enforceable; and

11.10.3
all other Plan rules will remain in full force and effect.

11.11
Notices

11.11.1
Except as otherwise specified in the Plan rules, any notice or communication to be given to any person who is or will be eligible to be a Participant may be:

(i)
delivered by electronic mail and it will be deemed to have been received upon electronic confirmation of such delivery; or

(ii)
personally delivered or sent by ordinary post to the Participant’s last known address and where a notice or communication is sent by post it will be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped.

Share certificates and other communications sent by post will be sent at the risk of the recipient concerned and neither the Company nor any of its Subsidiaries will have any liability whatsoever to any such person in respect of any notification, document, share certificate or other communication so given, sent or made.

11.11.2
Any notice to be given to the Company or the trustee of any trust will be delivered or sent to the Company at its registered office, marked for the attention of the Company Secretary, and will be effective upon receipt. The Committee may make other arrangements to receive notices.
12.
Amending the Plan and termination

12.1
Committee’s powers

Subject to the rest of this rule 12, the Committee may at any time amend the Plan rules and the terms of any Award in any way.

12.2
Participant consent

If the Committee proposes an amendment to the Plan or the terms of any Award (other than a permitted alteration to the Performance Conditions or other conditions imposed under rule 1.4) which would be to the material disadvantage of Participants in respect of subsisting rights under the Plan, then:

12.2.1
the Committee will invite each so disadvantaged Participant to indicate whether or not they approve the amendment; and

12.2.2
such amendment will only take effect if the majority (assessed by reference to the size of affected Awards) of the Participants who respond to an invitation made in accordance with rule 12.2.1 consent to the amendment.

12.3
Notice

The Committee may (but is not obliged to) give written notice of any amendments made to any Participant affected.

12.4
Overseas sub-plans

The Committee may establish further sub-plans based on the Plan but modified to take account of local tax, exchange control or securities laws in any jurisdiction. Any Shares made available under such further sub-plans shall count against the limits set in rule 2.

13.
Governing law and jurisdiction

English law governs the Plan and all Awards and their construction. The courts of England and Wales will have exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Award.

Schedule 1

Deferred Bonus Vesting Date

The Expected Vesting Date of an Award which is granted subject to the terms of this Schedule 1 (in accordance with rule 1.8.6) will be the earliest of:

(A)
the date on which a Qualifying Listing takes effect;
(B)
the date on which a Qualifying Disposal takes effect; or
(C)
31 December 2024 (or such other longstop date as is specified by the Committee on grant).

For the avoidance of doubt, an Award which is granted subject to the terms of this Schedule 1 (in accordance with rule 2.1.5) will Vest subject to rules 3.1, rules 6 and 8.

For the purposes of this Schedule 1, the following terms have the following meanings:

“Qualifying 100 Per Cent. Disposal” means:

(A)
completion of a transaction wherein a person (or a group of persons acting in concert) (such person(s) being a bona fide purchaser) acquires Shares or voting power on arm’s length terms and, on completion of such transaction, holds or controls in aggregate 100 per cent. of the Shares or voting power in relation to the Company;
(B)
court sanction of a compromise or arrangement in connection with the acquisition of Shares resulting in a person (or a group of persons acting in concert) (such person(s) being a bona fide purchaser) acquiring Shares or voting power on arm’s length terms and, on completion of such compromise or arrangement, holding in aggregate 100 per cent. of the Shares or voting power in relation to the Company; or
(C)
completion of a transaction wherein the Company disposes of all of the business and assets comprising the Company’s business to a person other than a member of the Group;

“Qualifying Disposal” means the earliest to occur of a Qualifying 100 Per Cent. Disposal or a Qualifying Majority Disposal;

“Qualifying Listing” has the meaning assigned to that term under the Plan rules;

“Qualifying Majority Disposal” means:

(A)
completion of a transaction, other than a Qualifying 100 Per Cent. Disposal, wherein a person (or a group of persons acting in concert) (such person(s) being a bona fide purchaser but not being either: (i) a legal or beneficial holder or holders of at least one per cent of the Shares as at the date on which the AIR Employee Share Plan 2021 is adopted by the Company’s board of directors; or (ii) a person or persons acquiring Shares such that the ultimate beneficial ownership of those Shares does not change) acquires Shares or voting power on arm’s length terms and, on completion of such transaction, holds or controls in aggregate more than 50 per cent. of the Shares or voting power, or the power to appoint a majority of board members, in relation to the Company; or

(B)
court sanction of a compromise or arrangement, other than a Qualifying 100 Per Cent. Disposal, in connection with the acquisition of Shares resulting in a person (or a group of persons acting in concert) (such person(s) being a bona fide purchaser but not being either: (i) a legal or beneficial holder or holders of at least one per cent of the Shares as at the date on which the AIR Employee Share Plan 2021 is adopted by the Company’s board of directors; or (ii) a person or persons acquiring Shares such that the ultimate beneficial ownership of those Shares does not change) acquiring Shares or voting power on arm’s length terms and, on completion of such transaction holds or controls in aggregate more than 50 per cent. of the Shares or voting power, or the power to appoint a majority of board members, in relation to the Company.

Schedule 2

Awards within the short-term deferral exception

from section 409A of the US Internal Revenue Code 1986

Schedule 2 will apply to any Award granted to or held by a US Participant. Awards subject to this Schedule 2 are intended to fall within the short-term deferral exception from section 409A of the Code. All Awards subject to this Schedule 2 will be administered and interpreted in a manner consistent with this intent. The Plan rules, as amended by this Schedule 2, will apply to Awards which have been granted to or are held by a Participant who is or becomes a US Participant. Where there is any conflict between the Plan rules and this Schedule 2, the terms of this Schedule 2 will prevail.

It is understood that the short-term deferral exception generally requires that an Award be settled, it at all, no later than 15 March of the calendar year following the calendar year in which the Award is no longer subject to a substantial risk of forfeiture for purposes of section 409A of the Code. It is further understood that an Award is subject to a substantial risk of forfeiture if entitlement to the Award is conditioned upon (x) the performance of substantial future services by a Participant, or (y) the occurrence of a condition related to a purposes of the Award, and the possibility of forfeiture is substantial. It is intended that a Performance Condition and, in respect of Deferred Bonus Awards, Vesting on a Qualifying Listing or a Qualifying Disposal constitute a substantial risk of forfeiture. Accordingly, notwithstanding the definition of Vest, in the case of an Award subject to a Holding Period the Award shall be taxable when the substantial risk of forfeiture lapses rather than at the Expected Release Date.

The Company does not guarantee the tax treatment of any Awards, and nothing in this Schedule 2 or the Plan rules will be interpreted to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with section 409A of the Code) from a Participant to the Company or to any other individual or entity.

1.
Definitions

Capitalised terms which are not defined in this Schedule 2 have the meanings given in the Plan rules. In this Schedule 2:

“Code” means the United States Internal Revenue Code 1986, as amended;

“Expected Vesting Date” will have the same meaning as set forth in the Definitions, provided that the Participant must remain continuously employed with a Group Member until such date unless the Award Vests earlier in accordance with action of the Committee;

“Expected Vesting Date of a Deferred Bonus Award” will have the same meaning as set forth in Schedule 1, provided that the Participant must remain continuously employed with a Group Member until such date unless the Award Vests earlier in accordance with action of the Committee” and

“US Participant” means a Participant who is a:

(iii)
US citizen;
(iv)
US permanent resident (evidenced by a green card);

(v)
non-US citizen who is posted to the United States on or after the Award Date and who is (or is expected to become) subject to US taxation as a resident alien; or
(vi)
non-US citizen to the extent that they are or become subject to section 409A of the Code, as amended, with regard to an Award including a non-resident alien taxpayer, with respect to some portion of an Award that is deemed to be income from a US source.
2.
Grant of Awards
2.1
An Award granted under this Schedule 2 to a Participant who is a US Participant as of the Award Date may only be made in the form of a Conditional Award under the Plan rules, as amended by this Schedule 2.
2.2
The following wording will be added to the end of rule 1.3.1 (Performance conditions):

“,which conditions are intended to constitute a substantial risk of forfeiture for purposes of section 409A of the Code”

The Performance Period for the Award must end by the end of the calendar year that contains the Expected Vesting Date.”

2.3
The following wording will be added to the end of rule 1.3.2 (Performance conditions):

“and provided further than (x) such amended Performance Conditions continue to constitute a substantial risk of forfeiture for purposes of section 409A of the Code, and (y) there is no extension of the original Expected Vesting Date”

2.4
The following wording will be added to rule Error! Reference source not found. (Other conditions):

“and provided that such other conditions are consistent with the short-term deferral exception from section 409A of the Code.”

2.5
The following wording will be added to the end of rule Error! Reference source not found.

(Other conditions):

“provided that the waiver or amendment of such condition is consistent with the short-term deferral exception from section 409A of the Code.”

2.6
Rule 1.5.2 (Award certificate) will be deleted and replaced with the following:

“A Participant must, before a date determined by the Committee and notified to the Participant, agree in writing to be bound by the Plan rules and the terms of the Award Certificate. If the Participant does not do so, the Award will lapse.”

2.7
The following wording will be added to the end of rule 1.9 (Awards in tranches):

“Each tranche of an Award and each payment in respect of an Award will be considered to be a “separate payment” for purposes of section 409A of the Code.”

3.
Impact of a Participant Becoming a US Participant
3.1
If a Participant holding a Conditional Award becomes a US Participant, the provisions of this Schedule 2 will apply to the Award without any further actions on the part of the US Participant or the Company.
3.2
Any Option held by a Participant that subsequently becomes a US Participant following the Award Date may no longer be exercised on a date determined by the Participant in accordance with the Plan rules but will instead be automatically exercised on the Participant’s behalf on:
(A)
if the Option is subject to a Holding Period and is not yet Released, the Release Date;
(B)
if the Option is not subject to a Holding Period and is Unvested, the Vesting Date; or
(C)
the last day of the calendar year in which the Participant becomes a US Participant, if the Participant is entitled to exercise the Option on that date.

but in no event may the Option be exercisable later than 15 March of the calendar year following the calendar year in which the Option ceases to be subject to a substantial risk of forfeiture for purposes of section 409A of the Code.

4.
Limits

Rule 2.3.10 (Interpretation) and rule 2.4 (Multiple related awards) will only be given effect to the extent that they do not give rise to a “substitution” within the meaning of section 409A of the Code and with the intent that such effect will be in accordance with section 409A of the Code, provided that no individual tax treatment is guaranteed by any Group Member.

5.
Vesting and Release of Awards
5.1
The following wording will be added to the end of rule 3.1.1 (Timing of Vesting and Release of Awards):

“provided that (except in the case of rule 3.1.1(vi)) the Award must Vest, if at all, no later than 15 March of the calendar year following the calendar year in which the Award is no longer subject to a substantial risk of forfeiture for purposes of section 409A of the Code”

5.2
A new rule 3.2.3 will be added to rule 3.2 (Determination of Performance Conditions and other conditions):

“It is the intent that any action taken by the Committee under rule 3.2 is in accordance with the short-term deferral exemption of section 409A of the Code, provided that no individual tax treatment is guaranteed by any Group Member”

5.3
A new rule 3.3.5 will be added to rule 3.3 (Extent of Vesting):

“It is the intent that any action taken by the Committee under rule 3.3 is in accordance with the short-term deferral exemption of section 409A of the Code, provided that no individual tax treatment is guaranteed by any Group Member”

6.
Consequences of Vesting and Release of Awards
6.1
The first part of rule 4.2.1 (Options) will be amended as follows:

“A Participant may, subject to any Dealing Restrictions, exercise an Option at any time during the Exercise Period (or, where rule 8 applies, any exercise period provided for under those rules) by:”

6.2
A new rule 4.2.4 will be added to rule 4.2 (Options):

“Notwithstanding the original Exercise Period, any Option subject to rule 3.2 of this Schedule 2 will lapse if it is not exercised by 15 March of the calendar year following the calendar year in which the Option is no longer subject to a substantial risk of forfeiture for purposes of section 409A of the Code.”

6.3
A new rule 4.5.5 will be added to rule Error! Reference source not found.(Dividend Equivalent Payment):

"Notwithstanding anything to the contrary in this Plan or an Award Certificate, any Dividend Equivalent Payment must be paid, if at all, no later than 15 March of the calendar year following the calendar year in which the Award is no longer subject to a substantial risk of forfeiture for purposes of section 409A of the Code.”

6.4
The following wording will be added to the end of rule 4.7 (Withholding):

“If a liability to income tax and/or social security contributions arises in relation to an Award to which this Schedule 2 applies that any current or former Group Member is required to withhold before that Award would otherwise be Released (a “Tax Liability”), the Committee may provide that a portion of the Award will be Released at that time in respect of such amount of cash or such number of Shares as have a market value determined by the Committee to be sufficient to discharge that Tax Liability.”

7.
Recovery of Award
7.1
The following wording will be added to the end of rule 5.3.1(ii) (Malus):

“provided that the imposition of any such conditions will not result in Shares being issued or transferred in satisfaction of an Award, if at all, later than the end of the calendar year that contains the Expected Vesting Date, or, if an Award is subject to a Holding Period, the Expected Release Date.”

7.2
The following wording will be added to the end of each of rule 5.5.1 (Recovery mechanisms) and rule 5.5.2:

“It is the intent that any action taken by the Committee under rule 5.5 be in accordance with the short-term deferral exception from section 409A of the Code, provided that no individual tax treatment is guaranteed by any Group Member.”

8.
Leaving the Group
8.1
The penultimate sentence of rules 6.1.3 and 6.1.4 will be deleted.
8.2
Rules 6.1.5 and 6.2.1(ii) will be deleted.

8.3
The following wording will be added to the end of the first sentence of rule 6.2.2:

“provided that the Vesting Date does not occur, if at all, later than 15 March of the calendar year following the calendar year in which the Award is no longer subject to a substantial risk of forfeiture for purposes of section 409A of the Code.”

8.4
The following wording will be added to the end of rule 6.2.3:

“provided that the Vesting Date does not occur, if at all, later than 15 March of the calendar year following the calendar year in which the Award is no longer subject to a substantial risk of forfeiture for purposes of section 409A of the Code.”

8.5
Rule 6.2.5 will be deleted.
8.6
The following wording will be added to the end of rule 6.2.7:

“provided that such cash sum is paid, if at all, no later than 15 March of the calendar year following the calendar year in which the Award is no longer subject to a substantial risk of forfeiture for purposes of section 409A of the Code.”

9.
Death
9.1
Rule 6.3.1(iii) will be deleted.
9.2
Rule 6.3.2 will be deleted.
9.3
The following wording will be added to the end of rule 6.3.3:

“provided that such cash sum is paid, if at all, no later than 15 March of the calendar year following the calendar year in which the Award is no longer subject to a substantial risk of forfeiture for purposes of section 409A of the Code.”

10.
Deferred Bonus Awards – Unvested Awards in other situations
10.1
Rule 6.4 (Deferred Bonus Awards – Unvested Awards in other situations) will be deleted.
11.
Takeovers and corporate events
11.1
A new rule 8.1.5 will be added to rule 8.1 (Takeovers):

“It is the intent that any action taken by the Committee under rule 8.1 be in accordance with the short-term deferral exception from section 409A of the Code provided that no individual tax treatment is guaranteed by any Group Member.”

11.2
The wording in rule 8.2.4 “any other transaction” will be deleted and replaced by the wording “any other transaction (excluding a liquidation of the Company)”.
11.3
The following wording will be added to the end of rule 8.2:

“provided that the Vesting Date does not occur, if at all, later than 15 March of the calendar year following the calendar year in which the Award is no longer subject to a substantial risk of forfeiture for purposes of section 409A of the Code.

12.
Exchange

The following wording will be added to the end of rule 9.2 (Exchange terms):

“It is the intent that any action taken by the Committee with respect to an exchange is in accordance with the short-term deferral exemption from section 409A of the Code, provided that no individual tax treatment is guaranteed by any Group Member.”

13.
Amending the Plan

A new rule 12.5 will be added to rule 12 (Amending the Plan):

“Notwithstanding the provisions of this rule 12, it is intended that any amendment under this rule 12 will only be effective to the extent that it complies with section 409A of the Code or an exemption from that section, provided that no individual tax treatment is guaranteed by any Group Member.”

Schedule 3

California Participants

This Schedule 3 to the Plan is intended to satisfy the requirements of California Securities Law with respect to the grant of Conditional Awards. US Participants (as defined in Schedule 1) to whom California Securities Law applies who are resident in the State of California on the Award Date will be subject to the following additional terms and conditions specified in this Schedule 3 which for the purposes of compliance with the California Securities Law only will be deemed to be a separate plan maintained solely for California Participants.

14.
Definitions

Capitalised terms which are not defined in this Schedule 3 have the meanings given in the Plan rules. In this Schedule 3:

"California Participant’’ means a Participant who is a resident of the State of California on the Award Date;

"California Securities Law’’ means, collectively, section 25102(o) of the California Corporate Securities Law of 1968, as amended, and the regulations issued thereunder by the California Commissioner of Corporations; and

“Rule 701” means Rule 701 of the US Securities Act of 1933, as it may be amended from time to time.

15.
Additional Terms of Awards to California Participants
15.1
The terms of all Awards granted to a California Participant will comply, to the extent applicable, with the regulations issued under sections 260.140.42, 260.140.45 and 260.140.46, as applicable, of the California Securities Law.
15.2
Except to the extent provided in section 2.8 of this Schedule 3, each Conditional Award will be granted in accordance with Rule 701.
15.3
The total number of Shares which may be issued to California Participants under the Plan will not exceed the number of Shares determined under rule 2 of the Plan subject to adjustment in accordance with rules Error! Reference source not found. and 7 of the Plan and section 2.4 of this Schedule 3.
15.4
The Committee will proportionately adjust (in the manner it considers, in its discretion, appropriate) the number of Shares subject to a Conditional Award in the event of a stock split, reverse stock split, stock dividend, recapitalisation, combination, reclassification or other distribution of the Company’s equity securities without the receipt of consideration by the Company.
15.5
Conditional Awards must be granted before the tenth anniversary of the date on which the Plan is adopted by the Committee.
15.6
The Plan must be approved by the Company’s shareholders owning a majority of the Shares by the later of (a) within 12 months before or after the Plan is adopted by the Committee, and (b) prior to or within 12 months of the issuance of any security under the Plan in the State of California. If the Company is a “foreign private issuer,” as defined by Rule 3b-4 of the Securities Exchange Act of 1934, as amended, it will not be required to comply with this section 2.6 provided that the aggregate number of persons resident in the State of California granted options under all option plans and agreements and issued securities under all purchases and bonus plans and agreements does not exceed 35.

15.7
Rights to acquire Shares subject to Conditional Awards will be transferable only to the extent permitted under rule 11.2 of the Plan and Rule 701.
15.8
Notwithstanding the foregoing, Awards may be granted under the Plan to any California Participant in accordance with any other registration exemption permitted under the California Securities Law or by qualification under such law, subject to such conditions as required by California law.
15.9
If, in accordance with section 2.8 of this Schedule 3, Awards are granted under a securities registration exemption that does not comply with all the conditions of Rule 701, California Participants will be provided with the Company’s report and accounts at least annually unless such California Participants are key persons (within the meaning given by section 260.140.46 of the Californian Securities Law) whose duties in connection with the Group assure them access to equivalent information.